EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2022 Omnibus Equity Incentive Plan of Accelerate Diagnostics, Inc. of our report dated March 14, 2022, with respect to the consolidated financial statements of Accelerate Diagnostics, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona

May 16, 2022